Exhibit 12.2

CERTIFICATION

I, Marcelo Canales Clariond, certify that:

1. I have reviewed this report on Form 20-F/A of Grupo Imsa, S.A. de C.V.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 6, 2004

By:	/s/ Marcelo Canales Clariond
	Name:	Marcelo Canales Clariond
	Title:	Chief Financial Officer